Exhibit 1.1

20,750,000 SHARES

XTO ENERGY INC.

COMMON STOCK

UNDERWRITING AGREEMENT

May 19, 2004

Lehman Brothers Inc.

Morgan Stanley & Co. Incorporated

Banc of America Securities LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

UBS Securities LLC

A.G. Edwards & Sons, Inc.

Friedman, Billings, Ramsey & Co., Inc.

Hibernia Southcoast Capital, Inc.

KeyBanc Capital Markets, a Division of McDonald Investments, Inc.

Morgan Keegan & Company, Inc.

Petrie Parkman & Co., Inc.

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

Simmons & Company International

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs:

XTO Energy Inc., a Delaware corporation (the “Company”), proposes to issue and sell 20,750,000 shares (the “Firm Stock”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the “Representatives”), an option to purchase up to an additional 3,031,212 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-106346) (the “Initial Registration Statement”), including a prospectus, relating to, among other securities, the Stock and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Registration Statement has been declared effective by the Commission. The Company has also prepared a registration statement to register an increase in the size of the offering and filed it with the Commission under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), which became effective upon filing. As provided in Section 4(a), a prospectus supplement reflecting the terms of the offering of the Stock and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Securities Act. Such prospectus supplement, in the form first filed after the Effective Time (as defined below) pursuant to Rule 424 under the Securities Act, is herein referred to as the “Prospectus Supplement”. The Initial Registration Statement, as amended at the Effective Time, including the exhibits thereto and the documents incorporated by reference therein, and the Rule 462(b) Registration Statement are herein called the “Registration Statement”, and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the “Prospectus”, except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the Securities Act, the term “Prospectus” shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein. As used herein, “Effective Time” means the date and the time as of which the Initial Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, or the most recent deemed amendment was filed with the Commission. “Effective Date” means the date of the Effective Time; “Preliminary Prospectus Supplement” means the Prospectus Supplement dated May 18, 2004 relating to the offering of Common Stock under the Registration Statement, or amendments thereof, after the Registration Statement became effective under the Securities Act but containing a “Subject to Completion” legend comparable to that contained in paragraph 10 of Item 501 under Regulation S-K of the Rules and Regulations (as defined below). Any reference to any deemed amendment to the Registration Statement shall refer to and include any filing of an annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement as well as the other documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. Reference made herein to any Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement, as the case may be, and any reference to any amendment or supplement to any Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement shall be deemed to refer to and include any document filed under the Exchange Act after the date of such Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement, as the case may be, and incorporated by reference in such Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus Supplement.

(b) The Company meets the requirements for use of Form S-3 under the Securities Act and, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the applicable filing date of the Prospectus Supplement and any amendments thereto, the Registration Statement, and amendments thereto, complied and will comply with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder.

(c) The Registration Statement conforms, and the Prospectus Supplement and any further amendments or supplements to the Registration Statement or the Prospectus Supplement will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus Supplement and any supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus Supplement, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or any Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company through the Underwriters specifically for inclusion therein.

(d) The documents incorporated by reference in the Prospectus or Prospectus Supplement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or Prospectus Supplement, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus or Prospectus Supplement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or Prospectus Supplement; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Prospectus Supplement, there has not been any change in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus and the Prospectus Supplement.

(f) (1) The Company has good and defensible title to all real property, free and clear of all liens, encumbrances and defects, except (A) royalties, overriding royalties and other burdens under oil and gas leases, (B) easements, restrictions, rights-of-way and other matters that commonly affect property, (C) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (D) liens and encumbrances under operating agreements, farmout agreements, unitization, pooling and commutation agreements, declarations and orders, and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry and (E) liens, encumbrances and defects that do not in the aggregate materially affect the value of the real property or materially interfere with the use made or proposed to be made of such real property by the Company; and (2) the working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company reflect in all material respects the right of the Company to explore or receive production from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore for hydrocarbons.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged; and none of the subsidiaries of the Company is a significant subsidiary, as such term is defined in Rule 405 of the Rules and Regulations.

(h) The Company has an authorized capitalization as set forth in the Prospectus Supplement. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Registration Statement and the Prospectus.

(i) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and the Stock will conform to the description thereof contained in the Prospectus Supplement or contained or incorporated by reference in the Prospectus.

(j) Neither (i) the execution or delivery hereof by the Company, nor (ii) the consummation of the transactions contemplated hereby nor (iii) the compliance by the Company with all of the provisions of this Agreement, will (A) result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its subsidiaries, or any material agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject or (B) violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries, which in any such event described in this subclause (B) would have a material adverse effect on the Company. Except for permits, consents, approvals and similar authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

(k) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or any other agreement or instrument to which it is a party or by which it or any of its properties is bound.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus and the Prospectus Supplement present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(n) KPMG LLP (“KPMG”), who have certified certain financial statements of the Company, whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 6(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(o) Arthur Andersen LLP, who have certified certain financial statements of the Company for the year ended December 31, 2001, whose report appears in the Prospectus or is incorporated by reference therein, were independent public accountants within the meaning of Regulation S-X under the Securities Act for the periods in which they certified such financial statements of the Company.

(p) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar businesses in similar industries.

(q) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(r) Except as described in the Prospectus or Prospectus Supplement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which could be reasonably expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries.

(u) Since the date as of which information is given in the Prospectus Supplement through the date hereof, and except as may otherwise be disclosed in the Prospectus Supplement, the Company has not (i) issued or granted any securities other than pursuant to any of its employee benefit plans, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (iii) entered into any transaction not in the ordinary course of business.

(v) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(w) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(x) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(y) The Company is not an investment company as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z) The information supplied by the Company to its independent petroleum engineering consultants for purposes of preparing the reserve reports used to calculate estimates of reserves of the Company included in the Registration Statement, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the date supplied and was prepared in accordance with customary industry practices; Miller and Lents, Ltd., independent consulting petroleum engineers, who prepared estimates of the extent and value of proved oil and natural gas reserves, are independent with respect to the Company.

(aa) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of the Stock or any security of the Company to facilitate the sale or resale of the Stock.

(bb) There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (other than the Registration Rights Agreement dated May 11, 1993 by and between the Company and certain stockholders (the “1993 Registration Rights Agreement”) under which all registrable securities are eligible for trading pursuant to Rule 144 under the Securities Act).

(cc) There are no contracts or other documents which are required by the Rules and Regulations to be described in the Prospectus Supplement or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in such Prospectus Supplement or filed as exhibits to the Registration Statement.

(dd) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Rules and Regulations to be described in the Prospectus Supplement which is not so described.

(ee) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any asserted tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries.

2. Purchase of the Stock by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell 20,750,000 shares of the Firm Stock to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the number of shares of the Firm Stock set opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 3,031,212 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 3 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share lots. The price of both the Firm Stock and any Option Stock shall be $24.41 per share.

The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

3. Delivery of and Payment for the Securities.

(a) Delivery of and payment for the Stock shall be made at the offices of Kelly, Hart & Hallman, Fort Worth, Texas at 10:00 A.M., New York City time, on May 25, 2004, or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the shares of Firm Stock shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the First Delivery Date.

(b) The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

(c) Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 3 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the shares of Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement shall be a further condition of the obligation of each Underwriter thereunder. Upon delivery, the shares of Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice.

4. Further Agreements of the Company. The Company agrees:

(a) To prepare the Prospectus Supplement in a form approved by the Underwriters and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement or the Prospectus Supplement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement or the Prospectus Supplement or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto and (ii) each Preliminary Prospectus Supplement, the Prospectus Supplement and any amended or supplemented Prospectus Supplement; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus Supplement as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus Supplement is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus Supplement in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus Supplement which will correct such statement or omission or effect such compliance;

(c) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus Supplement or any supplement to the Prospectus Supplement that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

(d) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus Supplement, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent (which will not be unreasonably withheld) of the Underwriters to the filing;

(e) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions in the United States as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to become subject to taxation or to file a general consent to service of process in any jurisdiction;

(f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus Supplement;

(h) Not to take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

(i) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an investment company as defined in the Investment Company Act;

(j) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock;

(k) For a period of 60 days from the date of the Prospectus Supplement, the Company agrees not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock offered pursuant to this Agreement and Common Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Representatives; and to cause each of the executive officers and directors of the Company to furnish to the Underwriters prior to the Closing Time, a letter or letters pursuant to which each such person shall agree not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock or securities convertible into or exchangeable for Common Stock (other than (i) transactions with the Company, (ii) the sale of Common Stock pursuant to an arrangement with a broker-dealer that provides the equivalent of a cashless exercise of options or (iii) sales of Common Stock which, in the aggregate for all directors, executives and officers of the Company, do not exceed 150,000 shares) or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 60 days from the date of the Prospectus Supplement, without the prior written consent of the Representatives; and

(l) Prior to the First Delivery Date, to apply for listing of the Stock on the New York Stock Exchange and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date.

5. Expenses. Whether or not this Agreement becomes effective or is terminated or the sale of the Stock to the Underwriters is consummated, the Company shall pay or cause to be paid all fees and expenses incident to the performance of its obligations under this Agreement, including, without limitation, (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the fees and expenses of the Company’s accountants; (d) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus Supplement, the Prospectus Supplement and any supplement to the Prospectus Supplement and any document incorporated by reference therein, all as provided in this Agreement; (e) the costs of printing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (f) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (g) any applicable listing or other fees; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, (i) the Underwriters shall reimburse the Company for certain expenses in connection with the sale of Stock as provided in a separate agreement with the Company and (ii) except as provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

6. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus Supplement shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus Supplement or otherwise shall have been complied with;

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading;

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters;

(d) Kelly, Hart & Hallman, a professional corporation, shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i)	The Company was incorporated, exists and is in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)	The Company is qualified as a foreign corporation for the transaction of business and is in good standing in the State of Texas and each other state set forth on an exhibit to such opinion, and such counsel has no knowledge that the character of the business conducted by the Company or the location of the properties owned, leased or operated by it makes such qualification necessary in any other state (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole);

(iii)	Each subsidiary of the Company was incorporated, exists and is in good standing under the laws of its jurisdiction of incorporation; all of the issued shares of capital stock of each such subsidiary have been validly authorized and issued, are fully paid and non-assessable, are owned of record by the Company directly or through subsidiaries, and such counsel has no knowledge of any other adverse claim (within the meaning of Article 8 of the Uniform Commercial Code) thereto;

(iv)	The Company’s authorized capital stock consists of 500 million shares of common stock, par value $0.01 per share, and 25 million shares of preferred stock, par value $0.01 per share; the number of issued and outstanding shares of capital stock of the Company is as set forth under the caption “Capitalization” in the Prospectus Supplement (except for subsequent issues or purchases pursuant to employee benefit plans), and all of the issued shares of capital stock of the Company (including the Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and Prospectus Supplement;

(v)	The Initial Registration Statement was declared effective under the Securities Act on July 7, 2003, the 462(b) Registration Statement became automatically effective under the Securities Act on May 18, 2004, the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on May 20, 2004, and such counsel has no knowledge after due inquiry of the issuance of any stop order suspending the effectiveness of the Registration Statement or any proceeding for that purpose that is pending or threatened by the Commission;

(vi)	There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s Restated Certificate of Incorporation, as amended, or Bylaws, and such counsel has no knowledge that the filing of the Registration Statement or the offering or sale of the Stock as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied or which arise under the 1993 Registration Rights Agreement, for or relating to the registration of any securities of the Company or any of its subsidiaries. The Company has all requisite corporate power and authority to issue, sell and deliver the Stock in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus Supplement;

(vii)	Such counsel has no knowledge, other than as set forth in the Prospectus and the Prospectus Supplement, of any pending or overtly threatened legal or governmental proceedings to which the Company or any of its subsidiaries is or may be a party or of which any property of the Company or any of its subsidiaries is or may be subject which, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a material adverse effect on the consolidated financial position, equity or results of operations of the Company and its subsidiaries;

(viii)	This Agreement has been duly authorized, executed and delivered by the Company;

(ix)	The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (other than the 1993 Registration Rights Agreement as to which counsel need not opine) known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) violate any provisions of the Restated Certificate of Incorporation, as amended, or Bylaws of the Company or (C) violate any statute, rule or regulation known to such counsel (excluding any securities or anti-fraud statute, rule or regulation) or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the

Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the purchase and distribution of such Stock by the Underwriters;

(x)	Such counsel has no knowledge that (i) the Company is in violation of its Restated Certificate of Incorporation, as amended, or Bylaws or (ii) any of the Company’s subsidiaries is in violation of its charter or bylaws or (iii) the Company or any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument (other than the 1993 Registration Rights Agreement as to which counsel need not opine) known to such counsel to which it is a party or by which it or any of its properties may be bound;

(xi)	The statements set forth in the Prospectus under the caption “Description of Common Stock,” insofar as they constitute matters of law, summaries of legal matters, documents or legal conclusions, have been reviewed by such counsel and are correct in all material respects;

(xii)	The Company is not an “investment company,” as such term is defined in the Investment Company Act;

(xiii)	Such counsel has no knowledge of any contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus Supplement or filed as exhibits to the Registration Statement which have not been so described or filed;

(xiv)	The Registration Statement and the Prospectus Supplement and any further amendments and supplements thereto made by the Company prior to the Delivery Date (other than the financial statements, notes thereto and related schedules therein, and the information pertaining to oil and gas reserves and related data, and the financial data that is included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder; and

(xv)	The documents incorporated by reference in the Prospectus Supplement and the Registration Statement (other than the financial statements, notes thereto and related schedules therein, and the information pertaining to oil and gas reserves and related data, and other financial data that is included therein, as to which such counsel need express no opinion), when filed with the Commission, complied as to form in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

In addition to the opinions set forth above, such opinion shall also include a statement to the effect that although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration

Statement, the Prospectus Supplement or any further amendment or supplement thereto, except for those referred to in the opinion in subsection (xi) above, nothing has come to the attention of such counsel that has caused them to believe that, (A) as of its Effective Time, the Registration Statement, or any further amendment thereto prior to the Delivery Date (other than the financial statements, notes thereto and related schedules therein, the information pertaining to oil and gas reserves and related data, and other financial data that is included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of its date, the Prospectus Supplement or any further amendment or supplement thereto prior to the Delivery Date (other than the financial statements, notes thereto and related schedules therein, the information pertaining to oil and gas reserves and related data, and other financial data that is included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) as of the Delivery Date, either the Registration Statement or the Prospectus Supplement or any further amendment or supplement thereto prior to the Delivery Date (other than the financial statements, notes thereto and related schedules therein, the information pertaining to oil and gas reserves and related data, and other financial data that is included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus Supplement which are not filed or described as required;

(e) The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus Supplement and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Underwriters shall have received from KPMG a letter (the “initial letter”), in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that, with respect to the Company, they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus Supplement, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ comfort letters to underwriters in connection with registered public offerings.

(g) With respect to the letter of KPMG referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement, the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus Supplement, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

(i)	The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Subsections (a), (i), (k), (l) and (m) of this Section 6 have been fulfilled; and

(ii)	They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Delivery Date, the Registration Statement and Prospectus Supplement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no material event has occurred, the description of which has not been included or incorporated by reference in the Registration Statement or the Prospectus.

(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in, or incorporated by reference in, the Prospectus Supplement (exclusive of any amendment or supplement thereto on or after the date of this Agreement) (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such

Delivery Date on the terms and in the manner contemplated in the Prospectus Supplement.

(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted, or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities or other calamity or crisis, after the date hereof, as to make it, in the judgment of the Representatives impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus Supplement.

(k) The New York Stock Exchange shall have approved the Stock for listing on such exchange, subject only to official notice of issuance and evidence of satisfactory distribution.

(l) At the time of execution of this Agreement, the Underwriters shall have received from Miller and Lents, Ltd., independent petroleum engineers, a letter, in form and substance reasonably satisfactory to the Underwriters and their counsel (the “Miller and Lents Letter”), addressed to the Underwriters and dated the date hereof confirming that, with respect to the Company, they are independent petroleum engineers, and confirming such information related to the proved reserves of the Company as counsel to the Underwriters shall reasonably request.

(m) On the Delivery Date, neither KPMG’s initial letter nor its bring-down letter shall have been rescinded and the Company shall have no reason to believe that the representations in such letters are not true and correct in all respects.

(n) On the Delivery Date, the Miller and Lents Letter shall not have been rescinded and the Company shall have no reason to believe that the representations in such letter are not true and correct in all respects.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement, the Prospectus Supplement, any Marketing Materials, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 7(e), provided further, that such indemnification with respect to any Preliminary Prospectus Supplement shall not apply if a copy of the Prospectus Supplement as then amended or supplemented (excluding the documents incorporated by reference therein) were not sent or given by or on behalf of an Underwriter to the claimant, if required by law, at or prior to the written confirmation of the sale of Common Stock to such claimant and if the Prospectus Supplement as so amended or supplemented would have cured the defect giving rise to such claim, unless the failure to so deliver a Prospectus Supplement resulted from the Company’s failure to comply with Section 4(c)(ii). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriters or to any director, officer, employee or controlling person of the Underwriters.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Prospectus, any Preliminary Prospectus Supplement, the Registration Statement or the Prospectus Supplement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 7 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of one such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of Stock by the Underwriters set forth on the cover page of the Prospectus Supplement, the statements in the second paragraph under the caption “Underwriting” in the Prospectus Supplement and the statements under the caption “Underwriting” in the Prospectus Supplement in the third paragraph under the subcaption “Commission and Expenses,” the second paragraph under the subcaption “Lock-up Agreements,” the first two paragraphs under the subcaption “Stabilization, Short Positions and Penalty Bids,” the paragraph under the subcaption “Affiliations,” and all the paragraphs under “Electronic Distribution,” constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus Supplement.

8. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to a Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10. As used in this Agreement, the term “Underwriter” includes for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus Supplement or in any other document or arrangement.

9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(i) or 6(j), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

10. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile to: (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration Department, Fax: (646) 758-4231 with a copy, in the case of any notice pursuant to Section 7(c) to the Director of Litigation, Office of

the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022 and (ii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk, Fax: (212) 761-0316; and

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: (817) 885-2278). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of any Underwriter and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

14. Definition of the Terms Business Day and Subsidiary. For purposes of this Agreement, (a) ”business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) ”subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

XTO ENERGY INC.

By
Frank G. McDonald
Vice President and General Counsel

Accepted:

LEHMAN BROTHERS INC.

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By:	Lehman Brothers Inc.

By
Authorized Representative

MORGAN STANLEY & CO. INCORPORATED

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. Incorporated

By
Authorized Representative

SCHEDULE 1

Underwriters	Number of Shares to be Purchased

Lehman Brothers Inc.	6,432,500
Morgan Stanley & Co. Incorporated	5,395,000
Banc of America Securities LLC	1,296,875
Deutsche Bank Securities Inc.	1,296,875
J.P. Morgan Securities Inc.	1,296,875
UBS Securities LLC	1,296,875
A.G. Edwards & Sons, Inc.	415,000
Friedman, Billings, Ramsey & Co., Inc.	415,000
Hibernia Southcoast Capital, Inc.	415,000
KeyBanc Capital Markets, a Division of McDonald Investments, Inc.	415,000
Morgan Keegan & Company, Inc.	415,000
Petrie Parkman & Co., Inc.	415,000
Raymond James & Associates, Inc.	415,000
RBC Capital Markets Corporation	415,000
Simmons& Company International	415,000
Total	20,750,000

Sch. I - 1